Exhibit 99.8


                            GROUP LONG DISTANCE, INC.
                           400 EAST ATLANTIC BOULEVARD
                          POMPANO BEACH, FLORIDA 33060
                                 (954) 788-7871

                                                              January 24, 2001


The Board of Directors
Quentra Networks, Inc.
1640 South Sepulveda Blvd.
Suite 222
Los Angeles, California 90025


Gentlemen:

         Group Long Distance, Inc., a Florida corporation ("GLDI"), proposes its intention in principle to acquire from Quentra Networks, Inc., a Delaware corporation ("Quentra"), on the terms and subject to the conditions set forth in this letter (the "Letter"), all of the issued and outstanding securities of HomeAccess Microweb, Inc., a California corporation ("HomeAccess").

                              I. SALE AND PURCHASE
                                 -----------------

A.       PURCHASE OF SECURITIES OF HOMEACCESS
         ------------------------------------

GLDI would purchase from Quentra all of the issued and outstanding securities of HomeAccess for a purchase price of $4,100,000. The purchase price would be payable at closing as follows:

1. by the delivery to Quentra of cash or other immediately available funds in the amount of $100,000; and

2. by the delivery to Quentra of 200,000 shares of Series A Preferred Stock of GLDI having the characteristics described below.

B.       LOAN
         ----

GLDI would agree to advance to HomeAccess, for working capital purposes, not more than $250,000 on or prior to February 15, 2001 and not more than an additional $250,000 on or prior to March 15, 2001 (the "Loan"). The Loan would be evidenced by a promissory note bearing simple interest at the rate of 6% per annum and having such other terms as GLDI may determine. The co-makers of the promissory note would be Quentra and HomeAccess. The promissory note would be immediately due and payable on the first to occur of (a) the closing of the sale of all of the issued and outstanding securities of HomeAccess contemplated by this Letter or (b) April 16, 2001. Upon the closing of the sale of all of the issued and outstanding securities of HomeAccess contemplated by this Letter, the liability of Quentra with respect to the Loan would terminate.

The Loan and the promissory note, as well as the obligations of Quentra and HomeAccess, pursuant to this Letter, would be secured by the pledge from Quentra to GLDI of all of the issued and outstanding securities of HomeAccess and by the grant from HomeAccess to GLDI of a lien on all of the assets of HomeAccess.

Funding of the Loan by GLDI would be subject to: (a) GLDI's satisfactory completion of all investigations and due diligence undertaken by it, (b) the preparation, execution and delivery of a promissory note, pledge agreement, security agreement and such other agreements, documents and instruments as may be necessary, convenient or desirable in order to implement the Loan, all in form and in substance satisfactory to GLDI, and (c) the approval by the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") of this Letter and all of the transactions contemplated hereby.

C.       SERIES A PREFERRED STOCK
         ------------------------

The Series A Preferred Stock of GLDI (the "Series A Preferred Stock") would have the following the characteristics:

1.       The Series A Preferred Stock would have no par value.

2. The Series A Preferred Stock would have a liquidation preference of $20.00 per share.

3. The Series A Preferred Stock would not have any dividend preference and no dividends would be payable on the Series A Preferred Stock.

4. The Series A Preferred Stock would not have any voting rights, except as otherwise provided by law.

5. Commencing one year from and after closing, each share of Series A Preferred Stock would be convertible into ten shares of common stock of GLDI.

D.       REGISTRATION RIGHTS AGREEMENT
         -----------------------------

Simultaneously with the closing of the sale and purchase of all of the issued and outstanding securities of HomeAccess, a Registration Rights Agreement would be executed and delivered by the parties. Pursuant to such Registration Rights Agreement, Quentra would be entitled to exercise demand registration rights at any time commencing one year from and after the closing with respect to shares of common stock of GLDI acquired by it upon the conversion of shares of Series A Preferred Stock.

E.       PURCHASE OF SECURITIES OF HAT
         -----------------------------

GLDI would purchase from Barbara Conrad and DQE Enterprises, Inc., a Pennsylvania corporation ("DQE"), all of the issued and outstanding securities of HA Technology, Inc., a Delaware corporation ("HAT"). Such transaction would be evidenced by a separate letter to be negotiated and prepared by the appropriate parties.

Quentra, Barbara Conrad and Jerry Conrad (collectively, the "Conrads"), and DQE have previously entered into that certain Option Agreement dated October 19, 2000 (the "Option Agreement"), pursuant to which Quentra obtained the option to purchase securities or all of the assets, as the case may be, of HAT. The Option Agreement would be canceled upon the closing of the transactions contemplated by this Letter.

F.       CONDITIONS TO PROPOSED TRANSACTIONS
         -----------------------------------

The closing of the transactions contemplated by the section of this Letter entitled "I. Sale and Purchase" (other than the subsection entitled "B. Loan") is expressly subject to the satisfaction of the following conditions:

1. All investigations of HomeAccess and HAT and their respective businesses, operations and affairs undertaken by or on behalf of GLDI shall have been completed to the satisfaction of GLDI, and GLDI shall have received such favorable legal, financial, business and audit reports with respect to HomeAccess and HAT and their respective businesses and affairs as GLDI may require.

2. Written budgets and business and marketing plans with respect to the operations of HomeAccess shall have been prepared by the respective managements of HomeAccess and GLDI, and approved by the Board of Directors of GLDI.

3. Quentra, HomeAccess, HAT, and the Conrads shall have complied fully and promptly with their respective covenants and agreements set forth in the section of this Letter entitled "II. Certain Covenants of the Parties," below.

4. A definitive written purchase agreement and such other agreements as may be necessary, convenient or desirable in order to implement the transactions contemplated by this Letter (including without limitation the purchase of all of the issued and outstanding securities of HomeAccess and HAT), in form and in substance acceptable to the appropriate parties, shall have been executed and delivered by the respective parties (collectively, the "Purchase Agreements").

5. The transactions contemplated by the Purchase Agreements shall have been approved by the Board of Directors of GLDI.

6. The transactions contemplated by the Purchase Agreements shall have been approved by all regulatory authorities required to approve such transactions, and all statutory and regulatory waiting periods shall have lapsed.

7. No material adverse change shall have occurred in HomeAccess or HAT or their respective businesses, operations, affairs, revenues, expenses, assets, properties or liabilities.

8. GLDI shall have received the opinion of its financial advisor, in form and in substance satisfactory to the Board of Directors of GLDI, that the transactions contemplated hereby are fair from a financial point of view to the shareholders of GLDI.

9. No brokers', finders' or other similar commissions or payments shall have become payable in connection with the transactions contemplated by this Letter, other than the sole commission agreed to by Quentra and GLDI prior to the date of this Letter.

10. This Letter and all of the transactions contemplated hereby shall have been approved by the Bankruptcy Court.

11. The Purchase Agreements and all of the transactions contemplated thereby required to be approved by the Bankruptcy Court shall have been approved.


                      II. CERTAIN COVENANTS OF THE PARTIES
                          --------------------------------

A.       INVESTIGATION
         -------------

GLDI and Quentra shall have a period of time, commencing on the date of this Letter and terminating at the close of business on April 16, 2001 in which to make such investigations of Quentra, HomeAccess and HAT or GLDI, as the case may be, and their respective assets, liabilities, revenues, expenses, businesses, operations and affairs, as GLDI or Quentra, as the case may be, may determine, at each party's sole expense (except as otherwise provided in this Letter). Each of Quentra, HomeAccess, HAT, the Conrads and GLDI understands and acknowledges that, in connection with such investigation, GLDI and Quentra will expend significant sums of money and management time and energy.

Quentra, HomeAccess, HAT and the Conrads and GLDI, as applicable, shall:

1. provide to the other party and its representatives, during normal business hours or otherwise if so requested, full access to all of the properties, assets, personnel, agreements, commitments, projections, budgets, plans, reports, files, books and records of Quentra, HomeAccess and HAT or GLDI, as the case may be, in whatever form;

2. furnish to GLDI or Quentra, as the case may be, and its representatives all data and information concerning the business, operations, assets, properties, liabilities, revenues, expenses and affairs of Quentra, HomeAccess and HAT or GLDI, as the case may be, as GLDI or Quentra, as the case may be, and its representatives may reasonably request;

3. use their best efforts to cause the past and present auditors and accounting personnel of Quentra, HomeAccess and HAT or GLDI, as the case may be, to make available to GLDI or Quentra, as the case may be, and its representatives all financial information relating to Quentra, HomeAccess and HAT or GLDI, as the case may be, as is reasonably requested, including the right to examine all working papers pertaining to audits and reviews previously or hereafter made by such auditors;

4. use their best efforts to cause the various attorneys for Quentra, HomeAccess and HAT or GLDI, as the case may be, to make available to GLDI or Quentra, as the case may be, and its representatives all information relating to Quentra, HomeAccess and HAT or GLDI, as the case may be, the litigation to which any of them may be a party and any contingent liabilities to which any of them may be subject; and

5. provide such cooperation as GLDI or Quentra, as the case may be, and its representatives may reasonably request in connection with any audit, review or investigation of Quentra, HomeAccess and HAT or GLDI, as the case may be, which GLDI or Quentra, as the case may be, may direct its representatives to make.

B.       COMMERCIALLY REASONABLE EFFORTS TO PREPARE PURCHASE AGREEMENTS
         --------------------------------------------------------------

The respective parties shall utilize commercially reasonable efforts to attempt to negotiate and prepare the Purchase Agreements implementing the transactions contemplated by the section of this Letter entitled "I. Sale and Purchase." Except as otherwise provided in this Letter, each of the respective parties shall bear its own expenses in connection with the negotiation, preparation and consummation of the Purchase Agreements.

The Purchase Agreements will contain customary representations, warranties, covenants, agreements and conditions of the appropriate parties. Such agreements will contain without limitation representations and warranties as to the audited and unaudited financial statements of HomeAccess, HAT and GLDI, the non-existence of any fixed or contingent liabilities of HomeAccess, HAT and GLDI, except as disclosed in their respective financial statements, and the accuracy and completeness of their respective books and records.

Each of the parties shall utilize commercially reasonable efforts to negotiate, prepare, and deliver the Purchase Agreements, and to close the transactions contemplated thereby, not later than April 16, 2001.

C.       TERMINATION OF LETTER
         ---------------------

This Letter, except for subsections F, G, H, I, J and K of the section entitled "II. Certain Covenants of the Parties", will terminate upon the earliest to occur of (i) the execution and delivery of the Purchase Agreements and the closing of the transactions contemplated by this Letter, (ii) the failure of the parties to execute and deliver the Purchase Agreements on or before April 16, 2001 or such other date as the parties may agree in writing, (the "Termination Date"), or (iii) the written agreement of the parties to terminate this Letter. GLDI and Quentra each agree that this Letter does not constitute or give rise to any legally binding commitment, other than the provisions set forth in the section of this Letter entitled "II. Certain Covenants of the Parties."

D.       PRESERVATION OF BUSINESS ORGANIZATION
         -------------------------------------

From and after the date of this Letter and through the Termination Date, Quentra, HomeAccess, HAT and the Conrads and GLDI, as applicable, shall use their best efforts to: (a) preserve and keep intact the business organization of HomeAccess, HAT and GLDI, as applicable, (b) keep available to HomeAccess, HAT and GLDI, as applicable, the services of its present officers and employees, and
(c) preserve the good will of the customers, suppliers, creditors and others having business relations with HomeAccess, HAT and GLDI, as applicable.

E.       EXCLUSIVITY
         -----------

In consideration of the significant sums of money and management time and energy to be expended by each of Quentra and GLDI in connection with the investigation of the other party or parties and their respective businesses, operations and affairs as described above, and GLDI's obligations set forth under the subsection entitled "F. Confidentiality" below, from and after the date of this Letter and through the Termination Date, without the prior written consent of the other parties:

1. except as otherwise contemplated by this Letter and as required by Quentra's obligations as a debtor-in-possession under Chapter 11 of the Bankruptcy Code, each of Quentra, HomeAccess, HAT and the Conrads shall refrain from taking any action, directly or indirectly, to encourage, initiate or engage in any discussions or negotiations with, or provide any information to, any person or entity, other than GLDI and its representatives, concerning (a) any issuance, sale, exchange or purchase of securities of HomeAccess or HAT, (b) any merger, consolidation, sale, lease or exchange of all or substantially all of the assets, or reorganization or recapitalization, involving HomeAccess or HAT, or (c) any other transaction not in the ordinary and usual course of business of HomeAccess or HAT.

2. except as otherwise contemplated by this Letter, HomeAccess shall not, and Quentra shall not permit HomeAccess to, directly or indirectly, (a) enter into any agreement to issue, sell, exchange or purchase any securities of HomeAccess or warrants, options, calls, convertible securities or other rights to purchase securities of HomeAccess or issue, sell, exchange or purchase any securities of HomeAccess or warrants, options, calls, convertible securities or other rights to purchase securities of HomeAccess, (b) enter into any agreement to merge or consolidate with any person or entity or merge or consolidate with any person or entity, (c) enter into any agreement to sell, lease or exchange all or substantially all of its assets or sell, lease or exchange all or substantially all of its assets, (d) enter into any agreement to reorganize or recapitalize or reorganize or recapitalize, or (e) enter into any agreement to engage in any transaction not in the ordinary and usual course of business or engage in any transaction not in the ordinary and usual course of business.

3. HomeAccess shall not, and Quentra shall not permit HomeAccess to, directly or indirectly, enter into any agreement to pledge, grant a security interest in, hypothecate or otherwise encumber all or substantially all of its assets and properties or pledge, grant a security interest in, hypothecate or otherwise encumber all or substantially all of its assets and properties, except to the extent that any of such assets and properties are subject to a bona fide pledge, security interest, mortgage, lien or encumbrance to a third party on the date of this Letter and except to GLDI as contemplated by this Letter.

4. HomeAccess shall not, and Quentra shall not permit HomeAccess to, directly or indirectly, amend, modify or terminate any provision of the Certificate of Incorporation or Bylaws of HomeAccess.

5. HomeAccess shall not, and Quentra shall not permit HomeAccess to, directly or indirectly, enter into any agreement to amend, modify, terminate, sell, exchange, pledge, grant a security interest in, hypothecate or otherwise encumber any of its rights in that certain License Agreement dated as of October 19, 2000 by and between HomeAccess and HAT (the "License Agreement") or amend, modify, terminate, sell, exchange, pledge, grant a security interest in, hypothecate or otherwise encumber any of its rights in the License Agreement, except to GLDI as contemplated by this Letter.

6. HAT shall not, and the Conrads shall not permit HAT to, directly or indirectly, enter into any agreement to amend, modify, terminate, sell, exchange, pledge, grant a security interest in, hypothecate or otherwise encumber any of its rights in the License Agreement or amend, modify, terminate, sell, exchange, pledge, grant a security interest in, hypothecate or otherwise encumber any of its rights in the License Agreement, except to GLDI as contemplated by this Letter.

7. Quentra shall not, directly or indirectly, enter into any agreement to amend, modify, terminate, sell, exchange, pledge, grant a security interest in, hypothecate or otherwise encumber any of its rights in the Option Agreement or amend, modify, terminate, sell, exchange, pledge, grant a security interest in, hypothecate or otherwise encumber any of its rights in the Option Agreement.

F.       CONFIDENTIALITY
         ---------------

Each of Quentra and GLDI acknowledges that it has previously executed and delivered to the other a confidentiality letter dated November 15, 1999. Each of Quentra and GLDI shall hold all data and information obtained with respect to Quentra, HomeAccess and HAT and GLDI, as the case may be, in confidence in accordance with such confidentiality letter; provided, however, that Quentra may make such disclosures as are deemed necessary by outside legal counsel to Quentra for a debtor-in-possession under Chapter 11 of the Bankruptcy Code. If such disclosure is deemed necessary by outside legal to Quentra, then Quentra shall give GLDI reasonable prior notice thereof.

G.       PUBLIC ANNOUNCEMENTS
         --------------------

Quentra and GLDI shall consult with one another before issuing, and shall provide one another with the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated by this Letter. Neither Quentra nor GLDI shall issue any press release or other public statement prior to such consultation, except as may be required by applicable law, judicial or administrative process or obligations imposed pursuant to any listing agreement with a stock exchange or the National Association of Securities Dealers, Inc.

H.       FAILURE TO CLOSE
         ----------------

1. If the closing of the transactions contemplated by the section of this Letter entitled "I. Sale and Purchase" shall fail for any reason to occur on or before April 16, 2001, then, on April 17, 2001, Quentra and HomeAccess shall be liable to GLDI, and shall immediately pay to GLDI, an amount in cash or other immediately available funds equal to the sum of (i) the reasonable documented out-of-pocket expenses (including without limitation fees and expenses of legal counsel, accountants and investment bankers) actually incurred by GLDI in connection with the investigations, reviews, audits, negotiations, discussions, preparation of agreements and documents (including without limitation this Letter) and other actions taken by or on behalf of GLDI as contemplated by this Letter and (ii) $250,000.

2. Each of Quentra and HomeAccess acknowledges that the provisions contained in this subsection entitled "H. Failure to Close" are an integral part of the agreements of the parties and that, without these provisions, GLDI would not execute and deliver this Letter. Accordingly, if Quentra or HomeAccess fails to pay any amount pursuant to this subsection entitled "H. Failure to Close" when required to do so, then Quentra and HomeAccess shall be liable to GLDI for, and shall pay to GLDI, the full amount of GLDI's reasonable costs and expenses (including without limitation reasonable fees and expenses of legal counsel) incurred in connection with all efforts (including suit or other adversary proceeding) to collect any amounts which may become due and payable pursuant to this subsection entitled "H. Failure to Close," together with interest computed on any amounts due and payable pursuant hereto (computed from the date when such amounts were initially due and payable) at the prime rate of interest announced from time to time by Citibank, N.A.

3. GLDI represents and acknowledges that the damages payable to it as set forth in this subsection entitled "H. Failure to Close," is GLDI's sole and exclusive remedy for the breach or non-compliance by Quentra or HomeAccess with the binding obligations of this Letter, including the exclusivity provisions set forth in the subsection entitled "E. Exclusivity," above.

4. Any amount which may become payable by Quentra and HomeAccess to GLDI in connection with the Loan shall be in addition to any amount which may become payable by them pursuant to this subsection entitled "H. Failure to Close."


I.       TERMINATION OF AGREEMENT AND PLAN OF MERGER
         -------------------------------------------

Quentra, Coyote-GLD Acquisition, Inc., a Florida corporation ("Acquisition"), and GLDI have previously entered into an Agreement and Plan of Merger dated as of May 1, 2000 (the "Initial Agreement"). The Initial Agreement was amended and modified by a First Amendment to Agreement and Plan of Merger dated as of July 31, 2000 (the "First Amendment"). The Initial Agreement and the First Amendment are hereinafter collectively referred to as the "Merger Agreement."

GLDI has previously terminated the Merger Agreement. Quentra and Acquisition release and discharge GLDI, and GLDI releases and discharges Quentra and Acquisition, from all liabilities, claims and actions arising from the execution, delivery and performance of the Merger Agreement.

J.       INDEMNIFICATION
         ---------------

Quentra and HomeAccess shall indemnify and hold harmless GLDI and its directors, officers, employees and agents from and against the full amount of any and all claims, demands, actions and proceedings brought against any of them by any creditor, noteholder, supplier, vendor or stockholder of Quentra or HomeAccess , or any other third party engaged in any relationship with Quentraor HomeAccess , based upon any matter arising out of or related in any manner to this Letter.

K.       MISCELLANEOUS PROVISIONS
         ------------------------

1. The provisions of this Letter shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

2. This Letter constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, among the parties with respect to such subject matter. This Letter may not be amended or modified in any manner, except by a written instrument executed by each of the parties.

3. This Letter shall be for the benefit of, and shall be binding upon, the parties and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

4. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Letter shall not affect the enforceability of the remaining portions of this Letter or any part hereof, all of which are inserted conditionally on their being valid in law. If any one or more of the words, phrases, sentences, clauses or sections contained in this Letter shall be declared invalid by a court of competent jurisdiction, then, in any such event, this Letter shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

5. The waiver by any party of a breach or violation of any provision of this Letter by any other party shall not operate nor be construed as a waiver of any subsequent breach or violation, nor as a waiver by any other party of such breach or violation, nor as a waiver by any other party of any subsequent breach or violation. The waiver by any party to exercise any right or remedy it, he or she may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation, nor as a bar to the exercise of any right or remedy by any other party.

6. The headings contained in this Letter are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

7. This Letter may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

8. HAT and the Conrads agree that, prior to February 16, 2001, neither HAT nor the Conrads shall sell, nor enter into an agreement to sell, any assets of HAT or any securities of HAT. If on prior to February 15, 2001, GLDI makes a loan to HomeAccess of $250,000 or such lesser dollar amount as Jerry Conrad and Glenn S. Koach shall agree, the restrictions on HAT and the Conrads set forth in the preceding sentence shall continue for an additional thirty days; and if at the end of the additional thirty days GLDI makes an additional loan to HomeAccess of $250,000 or such lesser dollar amount as Jerry Conrad and Glenn S. Koach shall agree, the restrictions on HAT and the Conrads shall continue for a further thirty days. If there is a breach of this paragraph 8 by either HAT or the Conrads, HAT and the Conrads shall be liable to GLDI, and shall immediately pay to GLDI, an amount in cash or other immediately available funds equal to the sum of (i) the reasonable documented out-of-pocket expenses (including without limitation fees and expenses of legal counsel, accountants and investment bankers) actually incurred by GLDI in connection with the investigations, reviews, audits, negotiations, discussions, preparation of agreements and documents (including without limitation this Letter) and other actions taken by or on behalf of GLDI as contemplated by this Letter and (ii) $250,000.

9. This Letter shall be subject to the approval of the Bankruptcy Court. If the Bankruptcy Court shall fail for any reason to approve this Letter, then this Letter shall be null and void ab initio, and no party shall have any liability to any other party by reason of its, his or her execution and delivery hereof.

If this Letter sets forth our mutual understanding, please execute a copy of it in the appropriate space below and return it to GLDI.

                                            Sincerely,

                                            GROUP LONG DISTANCE, INC.


                                            By  /s/  Glenn S. Koach
                                               --------------------------
                                                Glenn S. Koach, President


         The provisions of the foregoing Letter are accepted and agreed to on January 24, 2001.

QUENTRA NETWORKS, INC.                      HOMEACCESS MICROWEB, INC.

By /s/ Bruce Ballenger                      By  /s/ Jerry Conrad
----------------------                      ---------------------------
 Bruce Ballenger,                           Jerry Conrad, President
 Chief Executive Officer


HA TECHNOLOGY, INC.                         COYOTE-GLD ACQUISITION,

By  /s/ Jerry Conrad                        By  /s/ Timothy Atkinson
----------------------                      ---------------------------
Jerry Conrad,                               Timothy G. Atkinson,
President                                   President



 /s/ Jerry Conrad                           /s/  Barbara Conrad
----------------------                      ---------------------------
Jerry Conrad                                Barbara Conrad

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